UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  September 28, 2005

(Date of earliest event reported)

Specialty Laboratories, Inc.

(Exact name of registrant as specified in its charter)

California	001-16217	95-2961036
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

27027 Tourney Road, Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

(661) 799-6543

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On September 30, 2005, Specialty Laboratories, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of September 29, 2005 (the “Merger Agreement”), among AmeriPath Holdings, Inc., a Delaware corporation (“Parent”), AmeriPath, Inc., a Delaware corporation (“Opco”), the Company and Silver Acquisition Corp., a California corporation and a wholly owned subsidiary of Opco (“Merger Sub”).

The Merger Agreement contemplates that Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation.  Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (“Company Common Stock”), other than shares of Company Common Stock held in the treasury of the Company, or held by Parent or any direct or indirect wholly owned subsidiary of Parent or the Company, or held by stockholders who are entitled to and properly exercise dissent rights under California law, will be converted into the right to receive $13.25 in cash.  Pursuant to the Merger Agreement, each outstanding option to purchase a share of Company Common Stock will be entitled to receive, unless otherwise provided in an applicable agreement with the optionee, the difference between the exercise price of the option and $13.25.

Simultaneously with the execution of the Merger Agreement, Parent, Specialty Family Limited Partnership, (“SFLP”) the majority stockholder of the Company, and related parties (collectively, “Founder Parties”) entered into a Voting Agreement (the “Voting Agreement”) pursuant to which, among other things, the Founder Parties agreed to vote in favor of the Merger and to vote against competing transactions unless the Merger Agreement is terminated.  Upon termination of the Merger Agreement in certain circumstances, and the subsequent consummation of an alternative transaction, the Founder Parties will be required to pay to Parent 50% of any increase in consideration paid to the Founder Parties in respect of their shares of Company Common Stock over the amounts that would be otherwise payable pursuant to the Merger Agreement. The Founder Parties also granted an irrevocable proxy to representatives of Parent to vote on the Merger and other matters governed by the Voting Agreement.  The provisions of the Voting Agreement apply to all shares of Company Common Stock held by the Founder Parties.  The Founder Parties disclosed in the Voting Agreement that they held 14,435,663 shares of Company Common Stock, which represents approximately 60.4% of the issued and outstanding Company Common Stock.

Simultaneously with the execution of the Merger Agreement, Parent, AmeriPath Group Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Holdings”), Aqua Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holdings (“Parent Merger Sub”), certain stockholders of Parent (“Parent Stockholders”) and certain of the Founder Parties (including SFLP) entered into a Subscription, Merger and Exchange Agreement (the “SME Agreement”).  Pursuant to the SME Agreement, (a) Holdings will issue shares of the common stock, par value $0.01 per share, of Holdings (“Holdings Common Stock”) and shares of Series A participating preferred stock, par value $0.001 per share, of Holdings (“Holdings Preferred Stock”) to Parent Stockholders in exchange for cash and for shares of the common stock, par value $0.01 per share, of Parent and (b) Holdings will issue shares of Holdings Common Stock and Holdings Preferred Stock to the Founder Parties that are party to the SME Agreement in exchange for 9,025,000 shares of Company Common Stock held by such Founder Parties.  Also pursuant to the SME Agreement, Parent Merger Sub will be merged with and into Parent and the remaining stockholders of Parent will have the right to receive the amount of cash set forth in the SME Agreement.  As a result, Parent will become a wholly-owned subsidiary of Holdings.

The Company has made various representations and warranties in the Merger Agreement.  The Company has also made customary covenants in the Merger Agreement, including, among others, covenants (i) to operate its business in the ordinary course and not to carry out specified actions without the consent of Parent, (ii) not to solicit proposals relating to alternative business combination transactions and, subject to certain exceptions, not to provide information to or enter into negotiations with any person proposing an alternative business combination transaction, (iii) to call and hold a special meeting of the stockholders of the Company for the purpose of considering and taking action pursuant to the Merger Agreement, and subject to certain exceptions, that the Company’s board of directors will not withdraw or modify in a manner adverse to Parent the approval or recommendation by the Company’s board of directors of the Merger, and (iv) subject to certain exceptions, that the Company’s board of directors will recommend that the Company’s stockholders approve the Merger.

The consummation of the Merger is subject to various conditions, including (i) approval of the principal terms of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company, as well as by the holders of a majority of the outstanding shares of the Company not held by the Founder Parties or their affiliates (the “Required Shareholder Vote”), (ii) receipt of required regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (iii) the absence of certain legal impediments to the consummation of the Merger, (iii) accuracy of representations and warranties and compliance with covenants, (iv) absence of a material adverse effect on the Company, (v) receipt of financing pursuant to a bank commitment letter that Opco received on September 29, 2005, and (vi) the exercise of dissent rights with respect to no more than 10% of the outstanding Company Common Stock.

The Merger Agreement may be terminated if the Merger is not consummated before March 31, 2006 (subject to extension to June 30, 2006 if only regulatory conditions remain outstanding); if a governmental entity issues a final order prohibiting the Merger; if the Required Stockholder Vote is not obtained at a meeting of the Company stockholders; if the SME Agreement is terminated in accordance with its terms; if the representations and warranties of the Company or Parent are untrue or the covenants of the Company or Parent are breached such that the conditions to closing would not be satisfied; if the Company withdraws or modifies in a manner adverse to Parent its approval of the Merger; or if the Company has notified Parent that it intends to enter into a superior alternative transaction as permitted under the terms of the Merger Agreement.  The Company is required to pay Parent a fee in the amount of $13,000,000 (inclusive of expenses) if the Merger Agreement is terminated in certain circumstances.  The Company is also required to reimburse Parent for its expenses up to a maximum amount of $1,000,000 if the Merger Agreement is terminated in certain other circumstances.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement, the Voting Agreement or the SME Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof.  The foregoing description is qualified in its entirety by reference to the Merger Agreement, the SME Agreement, and the Voting Agreement, copies of which are attached hereto as Exhibits 2.1, 99.1 and 99.2 and are incorporated by reference herein.

Additional Important Information will be filed with the SEC

The Company plans to file with the SEC and mail to its stockholders a proxy statement in connection with the Merger. Investors are urged to read the proxy statement and any other relevant documents when they become available because they will contain important information. Investors will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain copies of these documents free of charge from the Company, Attention: Investor Relations, 27027 Tourney Road, Valenica, CA 91355.

The directors, executive officers and certain other members of management of the Company may be soliciting proxies in favor of the proposed transaction from the Company’s shareholders. For information about these directors, executive officers and members of management, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and subsequent Reports on Form 10-Q and Form 8-K, which are available at the SEC’S website (www.sec.gov) and from the Company at the address provided in the preceding paragraph.

Separately, on September 28, 2005, the Company's Board of Directors approved the making of a payment in the amount of $100,000 to Richard K. Whitney, Chairman of the Board of the Company, in recognition of Mr. Whitney's services in that capacity.

Item 9.01(c).         Exhibits

The following documents are filed as exhibits to this report:

2.1                               Agreement and Plan of Merger dated as of September 29, 2005, among AmeriPath Holdings, Inc., a Delaware corporation, AmeriPath, Inc., a Delaware corporation, Specialty Laboratories, Inc., a California corporation, and Silver Acquisition Corp., a California corporation.

99.1                        Subscription, Merger and Exchange Agreement dated as of September 29, 2005, among AmeriPath Holdings, Inc., a Delaware corporation, AmeriPath Group Holdings, Inc., a Delaware corporation, Aqua Acquisition Corp., a Delaware corporation, the stockholders of AmeriPath Holdings, Inc. listed therein and the stockholders of Specialty Laboratories, Inc. listed therein.

99.2                        Voting Agreement dated as of September 29, 2005, among AmeriPath Holdings, Inc., a Delaware corporation, and the stockholders of Specialty Laboratories, Inc. listed therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 4, 2005

SPECIALTY LABORATORIES, INC.

By:	/s/ Nicholas R. Simmons
Nicholas R. Simmons
Senior Vice-President & General Counsel